PLANNED Acquisition of 300mm East Fishkill, NY FAB from GlobalFoundries April 22, 2019 Exhibit 99.2

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements related to the consummation and benefits of the acquisition by ON Semiconductor of the East Fishkill fab from GLOBALFOUNDRIES, including statements about 300mm wafer production, transfers of technology, the benefits of technology transfer and license agreements, anticipated optimization of manufacturing, and progress towards ON’s previously announced financial model. These forward-looking statements are based on information available to ON Semiconductor as of the date of this presentation and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to the risk that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, and the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained. Additional factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2018 Annual Report on Form 10-K filed with the SEC on February 20, 2019 (our “2018 Form 10-K”) and from time-to-time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. You should carefully consider the trends, risks, and uncertainties described in this presentation, our 2018 Form 10-K, and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks, or uncertainties actually occurs or continues, our business, financial condition, or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Strategic rationale Attractive deal structure Allows ON Semiconductor to increase loadings in the fab in a measured manner Reduces risk of underutilization burden on income statement Accelerates progress towards target financial model Highly competitive manufacturing cost structure 300mm wafer production expected to start in 2020 Enables efficiencies by moving products within existing fab network Significant value creation Expected savings of $1 billion in capital expenditures over next several years – capital intensity to decline to 6 to 7 percent Approximately one third the cost of a new 300mm fab of similar capacity Similar 200mm capacity would have cost approximately $1.5 - $1.7 billion Capacity for growth Adds $2.2B of incremental revenue capacity to support growth for next several years in power and analog semiconductor products ON Semiconductor expects to fully utilize the fab in next five to six years

300mm fab addition will add significant capacity Building space 212k sqft of fab clean room and 70k sqft of backend clean room space Total EXPECTED investment $700m (Includes total purchase price of $430m) over several years Revenue potential $2.2 billion per year Start of ON’s production 2020 Full FAB ownership End of 2022 Licenses License to 45nm & 65nm CMOS processes Products/Technologies Mid & high Voltage Power MOSFETs, Trench IGBTs, Analog, BCD Summary of key facts Location: East Fishkill, NY Acquired from GlobalFoundries Agreement allows for optimal ramp of capacity by ON Semiconductor while GlobalFoundries ramps down

Transaction Summary Purchase price $430M Total Consideration ($100M at signing, followed by $330M at end of 2022) EXPECTED Capex Savings Approximately $1B over several years EXPECTED Financial Impact Accelerates progress towards target model Financing Cash on hand and revolving line of credit other Subject to customary closing conditions, including regulatory approval

ANTICIPATED Deal Timeline Q2 2019 ON Semiconductor and GlobalFoundries sign definitive agreement for ON Semiconductor to Acquire 300mm East Fishkill fab 2020 GlobalFoudries to manufacture wafers for ON Semiconductor – ON Semiconductor begins production ramp while GlobalFoundries begins to ramp down 2022 ON Semiconductor closes transaction and owns the fab at the end of 2022 – ON Semiconductor to manufacture wafers for GlobalFoundries 2025 ON Semiconductor will manufacture wafers for GlobalFoundries through as long as 2025